Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Investor Relations

(713) 849-9911

Flotek Industries, Inc. Announces Promotion of Johnna Kokenge to Chief

Accounting Officer, Approval of Additional Executive Compensation Details

HOUSTON, November 16 /PRNewswire-FirstCall/—Flotek Industries, Inc. (NYSE: FTK) today announced that the Company’s Board of Directors has appointed Johnna Kokenge to the position of Chief Accounting Officer. Ms. Kokenge has served in the role of Corporate Controller for the Company since March 29, 2010.

“I am delighted that Johnna has agreed to formally accept the position of Chief Accounting Officer for Flotek as she has been instrumental in creating an accounting structure at Flotek that is more transparent, more meaningful to all of Flotek’s internal and external stakeholders and has helped create a finance and accounting group that is managing our reporting and compliance requirements in a timely and efficient manner,” said John Chisholm, Flotek’s President. “Johnna is an invaluable member of our management team and an integral component of our strategy to reposition Flotek.”

Prior to joining Flotek, Ms. Kokenge, as managing member of Kokenge Consulting, LLC, provided contract services to a variety of energy clients from February 2006 through March 2010. In a contract capacity, Ms. Kokenge acted as CFO, from February 2006 through December 2009, of a number of Enron Wind partnerships, and was responsible for managing, operating and liquidating over 150 domestic and international wind business subsidiaries of Enron Corp. and its affiliates. Concurrently, from May 2009 through December 2009, Ms. Kokenge was Acting Controller for Hawk Field Services, a start-up, mid-stream, gas-gathering company. From December 1999 through January 2006, Ms. Kokenge served as a Director of Accounting/Transaction Structuring for Enron Corp. and affiliates providing strategic and liquidation/divestiture structuring alternatives. Ms. Kokenge is a certified public accountant, and a graduate of Texas A&M University, Magna Cum Laude, with a Bachelor of Business Administration – Accounting degree.

In addition, Flotek’s Board of Directors has approved employment terms for John Chisholm’s continuation as President of the Company. The detailed terms of his employment will be set forth in a Form 8-K to be filed with the U.S. Securities and Exchange Commission today.

“We are pleased that John Chisholm has agreed to a more permanent role as President of Flotek,” said Dick Wilson, Chair of the Flotek Board of Directors Compensation Committee.

“Under John’s guidance Flotek is on a path to again become a premier provider of specialty products and services in the oilfield industry. Moreover, John’s ability to refocus the Flotek team and work with all the Company’s stakeholders should serve us well in the months ahead.”

The terms of Ms. Kokenge’s compensation will also be set forth in the Form 8-K to be filed today. The Company and Ms. Kokenge are completing the terms of a formal employment agreement, expected to be completed in the coming weeks, which will also be filed with the U.S. Securities and Exchange Commission when executed.

In addition, the Company announced a restricted stock grant to Steve Reeves, an Executive Vice President of the Company.

About Flotek

Flotek manufactures and markets innovative specialty chemicals, downhole drilling and production equipment, and manages automated bulk material handling, loading and blending facilities. It serves major and independent companies in the domestic and international oilfield service industry. For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements

The target ranges set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to consummate proposed acquisitions and to support its operations, environmental and other casualty risks, and the impact of government regulation. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section) and Form 10-Q, and in

the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.